Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that (i) a statement on Schedule 13G with respect to the shares in Prosensa Holding N.V. (including amendments thereto) filed herewith shall be filed on behalf of each of the undersigned, and (ii) this Joint Filing Agreement shall be included as an exhibit to such joint filing, provided that, as provided by Rule l3d-1(k)(1)(ii) of the Exchange Act, no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executes this Agreement as of this 14th day of November, 2014.

GIMV NV

By:	/s/ Alex Brabers
Name: Alex Brabers
Title: Gimv Partner

By:	/s/ Edmond Bastijns
Name: Edmond Bastijns
Title: Gimv Partner

Adviesbeheer Gimv Life Sciences 2007 NV

By:	/s/ Alex Brabers
Name: Alex Brabers
Title: Gimv Partner

By:	/s/ Edmond Bastijns
Name: Edmond Bastijns
Title: Gimv Partner